Exhibit 99.30(h)(19)

PARTICIPATION AGREEMENT

Among

MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.,

MORGAN STANLEY DEAN WITTER
INVESTMENT MANAGEMENT INC.

MILLER ANDERSON & SHERRERD, LLP

and

LINCOLN BENEFIT LIFE COMPANY

DATED AS OF

September 30, 1999

THIS AGREEMENT, made and entered into as of the 30th day of September, 1999 by and among LINCOLN BENEFIT LIFE COMPANY (hereinafter the “Company”), a Nebraska corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), and MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC. (hereinafter the “Fund”), a Maryland corporation, and MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC. and MILLER ANDERSON & SHERRERD, LLP (hereinafter collectively the “Advisers” and individually the “Adviser”), a Delaware corporation and a Pennsylvania limited liability partnership, respectively.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/ or pay-out provisions (hereinafter ref erred to individually and/ or collectively as “Variable Insurance Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter “Qualified Plans”); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Contracts enter into participation agreements with the Fund and the Advisers (the “Participating Insurance Companies”);

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter ref erred to as a “Portfolio”); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and Rules 6e-2(b)(15) and 6e- 3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Annuity Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, each Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, each Adviser manages certain Portfolios of the Fund; and

WHEREAS, Morgan Stanley & Co. Incorporated (the “Underwriter”) is registered as a broker/ dealer under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”) and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Product; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase, on behalf of each Account, shares in the Portfolios set forth in Schedule B attached to this Agreement, to fund certain of the aforesaid Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Purchase of Fund Shares

1.1.      The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day.  “Business Day” shall mean any day on which the New York Stock Exchange.is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.       The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the off erring of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.       The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

1.4.      The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such request for redemption on the next following Business Day.

1.5.       The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.  The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the “Contracts”), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.  The Company will give the Fund and the Adviser 45 days written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

1.6.       The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.  Payment shall be in federal funds transmitted by wire.  For purposes of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.7.       Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8.       The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares.  The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio.  The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.  The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9.       The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that net asset values are not made available to the Company by such time, the Company agrees to use its best efforts to include the net asset value when received in its next order processing cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available for inclusion in the next order processing cycle and purchase orders/ redemptions are not able to be calculated and available for the Company to execute within the timeframe identified in Section 1.1, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any incorrect net asset value used shall be based on the SEC’s recommended guidelines regarding such incorrect net asset values. The correction of any such errors shall be made at the Company level and shall be made pursuant to the SEC’s recommended guidelines.

1.10.     The Fund will provide notice of an error in calculation of net asset value of a Portfolio as soon as reasonably practical after discovery thereof. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and the reason for the price change. If the Fund provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level and shall be made pursuant to the SECs recommended guidelines.

ARTICLE II. Representations and Warranties

2.1.       The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 44-2201of the Nebraska Statutes and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2.       The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.       The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

2.4.       The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5.       The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1to finance distribution expenses.

2.6.       The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

2.7.       The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.8.       Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.9.       The Fund represents and warrants that its directors, officers, employees, and other individuals/ entities dealing with the money and/ or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10.     The Company represents and warrants that all of its directors, off icers, employees, investment advisers, and other individuals/ entities dealing with the money and/ or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1.         The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request.  If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/ or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts and the Fund printed together in one document.  Alternatively, the Company may print the Fund’s prospectus and/ or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.  The form of the Fund’s prospectus(es) and/ or statement of additional information provided to the Company shall be the final form of prospectus(es) and statement of additional information filed with the Securities and Exchange Commission.  The form(s) of prospectus(es) shall include only those Portfolios of the Fund identified in Schedule B.

3.2.       Except as provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts who currently own shares of one or more of the Fund’s Portfolios (“Existing Contract Owners”), in order to update disclosure as required by the 1933 Act and/ or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s prospectus, the Fund shall bear the cost of typesetting to provide the Fund’s prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed .to Existing Contract Owners, and y is the Fund ‘s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing, typesetting, and distributing any prospectuses or statements of additional information other than those actually distributed to Existing Contract Owners.

3.3.      The Fund’s statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

3.4.       The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall bear the expense of mailing such proxy materials in the event the proxy vote is a result of actions initiated by the Fund.

3.5.       If and to the extent required by law the Company shall:

(i)             solicit voting instructions from Contract owners;

(ii)        vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)   vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference.  Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

3.6.      The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

3.7.    The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company’s mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and/ or distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information

4.1.       The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least five Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.2.       The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3.      The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/ or its separate account(s) is named at least ten Business Days prior to its use.  No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4.      The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.      The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, which are relevant to the Company or the Contracts.

4.6.      The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports,

solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Contracts.

4.7.      For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

5.1.      The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

5.2.      All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in the Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund ‘s prospectus and registration statement, proxy materials and reports, setting in type and printing the proxy materials, prospectuses delivered to Existing Contract Owners and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3.      The Fund shall bear the expenses of distributing the Fund’s prospectus, proxy materials (in the event the proxy vote is a result of actions initiated by the Fund) and reports to Existing Contract Owners issued by the Company.

ARTICLE VI. Diversification

6.1.         The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section o Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.  The Fund shall provide the Company information reasonably requested in relation to Section 817(h) diversification requirements, including quarterly reports and annual certifications.

ARTICLE VII.  Potential Conflicts

7.1.      The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.      The Company will report any potential or existing conflicts of which it is aware to the Board.  The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3.      If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.      If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.5.      If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.      For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an off er to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.7.       If and to the extent-that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e- 3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/ or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1.      Indemnification By The Company

8.l(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and officers, and each Adviser and each director and officer of each Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)   arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)  arise out of or result from any material breach of any representation and/ or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.l(b) and 8.l(c) hereof .

8.l(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

8.l(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.l(d).  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.  Indemnification by the Advisers

8.2(a). Each Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

(i)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Adviser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or ·necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)  arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)  arise out of or result from any material breach of any representation and/ or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b).  An Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.2(c). An Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.              Indemnification by the Fund

8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933

Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii) arise out of or result from any material breach of any representation and/ or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

8.3(b).   The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.3(c).      The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund’s election to assume the defense thereof, ‘the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d).   The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.  This Agreement shall continue in full force and effect until the first to occur of:

(a)        termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)       termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio is not reasonably available to meet the requirements of the Contracts; or

(c)        termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)       termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)        termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

(f)        termination by the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/ or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)        termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)       termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.l(h) shall be effective forty five (45) days after the notice specified in Section 1.5 was given; or

(i)        termination at the option of the Fund, an Adviser or the Company upon another party’s material breach of any provision of this Agreement.

10.2.                         Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing, Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted  to direct reallocation of investments in the Fund, redemption of investments in the Fund and/ or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.                         The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company1s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/ or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act.  Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Morgan Stanley Dean Witter Universal Funds, Inc.
c/ o Morgan Stanley Dean Witter
Investment Management Inc.
1221Avenue of the Americas
New York, New York 10020

Attention: Harold J. Schaaf£, Jr., Esq.

If to Adviser:

Morgan Stanley Dean Witter Investment Management Inc.
1221Avenue of the Americas

New York, New York   10020
Attention: Harold J. Schaaf £, Jr., Esq.

If to Adviser:

Miller Anderson & Sherrerd, LLP
One Tower Bridge

West Conshohocken, Pennsylvania 19428
Attention: Lorraine Truten

If  to the Company:

Lincoln Benefit Life Company

206 South 13th Street, Suite 100

Lincoln, Nebraska 68508

Attention: Gregory C. Sernett, Esq.

ARTICLE XII. Miscellaneous

12.1.                         All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2.                         Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3.                         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.                         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.                         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.                         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7.                         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.                         This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

12.9.                         The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)                           the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)                         the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)                          any financial statement, proxy statement, notice or report of the Company sent to stockholders and/ or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)                         any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)                         any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

LINCOLN BENEFIT LIFE COMPANY

By:	/s/ Lawrence W. Dahl
	Name:	Lawrence W. Dahl, JD, CPA
	Title:	Executive Vice President

MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.

By:	/s/ Michael Klein
	Name:	Michael Klein
	Title:	President

MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

By:	/s/ Marna Whittington
	Name:	Marna Whittington
	Title:	Managing Director

MILLER ANDERSON & SHERRERD, LLP

By:	/s/ Marna Whittington
	Name:	Marna Whittington
	Title:	Authorized Signatory

SCHEDULE A

SEPARATE ACCOUNTS  AND CONTRACTS

Name of Separate Account and	Form Number and Name of Contract
Date Established by Board of Directors	Funded by Separate Account

Lincoln Benefit Lif e Variable Annuity Account	1940 Act Separate Registration Number: 811-7924

Established: August 3, 1992	Contract Name: Consultant 100
Variable Annuity

Contract Form Number: VAP9950

A-1

SCHEDULE B

PORTFOLIOS OF MORGAN STANLEY
UNIVERSAL FUNDS, INC.

Portfolio	Adviser
High Yield	Miller Anderson & Sherrerd, LLP
Mid Cap Growth	Miller Anderson & Sherrerd, LLP
Mid Cap Value	Miller Anderson & Sherrerd, LLP

B-1

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund.  The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Company to perform the steps delineated below.

•                                                    The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

•                                                    Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which  are attributed to each contract owner/ policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

•                                                    Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

•                                                    The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting, instruction solicitation material.  The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

•                                                    The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

•                                                    name (legal name as found on account registration)

•                                                    address

•                                                    fund or account number

•                                                    coding to state number of units

•                                                    individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

•                                                    During this time, the Fund will develop, prod uce and pay for the Notice of Proxy and the Proxy Statement (one document).  Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company).  Contents of envelope sent to Customers by the Company will include:

•                                                    Voting Instruction Card(s)

•                                                    One proxy notice and statement (one document)

•                                                    return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

•                                                    “urge buckslip” - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

•                                                    cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

•                                                    The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

•                                                    Package mailed by the Company.

*                                                    The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

•                                                    Collection and tabulation of Cards begins.  Tabulation usually takes place in another department or another vendor depending on process used.  An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Fund in the past.

•                                                    Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under “John A Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

•                                                    If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation.  Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

•                                                    There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated.  If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

•                                                    The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

•                                                    Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

•                                                    A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

•                                                    The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

•                                                    All approvals and “signing-off” may be done orally, but must always be followed up in writing.

M ORGAN STANLEY

MORGAN STANLEY
ASSET MANAGEMENT INC
1221 AVENUE OF THE AM ERICAS
NEW YORK, NEW YORK 10020
(212) 762-4000

September 17, 2001

Mr. Doug Wolff
Allstate Financial
3100 Sanders Road
Suite M-2
Northbrook, IL 60062

Re:   Amended Schedule A to Participation Agreement

Dear Doug:

Enclosed for execution on behalf of Lincoln Benefit Life Company are four copies of an amended Schedule A to the Lincoln Benefit Life Company Participation Agreement dated September 30, 1999, which has been revised to add the LBL Advantage Variable Annuity. Please (1) have all of the enclosed copies executed; (2) return three fully-executed originals to my attention; and (3) retain one executed original for your files.

Please call me at (212) 762-7112 with any questions or if I can be of further assistance.

Sincerely,

/s/ Maria Olivares
Maria Olivares

Encs.

MORGAN STANLEY

MORGAN STANLEY
ASSET MANAGEMENT INC
1221 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020
(212)762-4000

August 16, 2001

Mr. William Emmons

Lincoln Benefit Company

2920 South 84th Street
Suite IB3

Lincoln, NE 68506

Re:                                    Amended Schedule A to Participation Agreement

Dear Mr. Emmons:

This letter sets forth our understanding and acceptance of the enclosed amended and restated Schedule A to the Participation Agreement (the “Agreement”) dated September 30,  1999, among The Universal Institutional Funds, Inc., (formerly Morgan Stanley Dean Witter Universal Funds, Inc.), Morgan Stanley Investment Management Inc. (formerly Morgan Stanley Dean Witter Investment Management Inc.), Miller Anderson & Sherrerd, LLP and Lincoln Benefit Company, which has been amended at your direction to add the LBL Advantage Variable Annuity product and to correct the name of the existing product referenced in the Agreement.

Please indicate your receipt and acceptance of this letter and the amended and restated Schedule A attached hereto by signing all of the enclosed copies at the appropriate place below and returning three signed originals to the attention of Stefanie Chang-Yu, Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020.

Sincerely,

MORGAN STANLEY INVESTMENT MANAGEMENT INC.		THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

MORGAN STANLEY INVESTMENTS LP (Formerly MILLER ANDERSON & SHERRERD, LLP)

By:	/s/[ILLEGIBLE]

AGREED AND ACCEPTED:

LINCOLN BENEFIT LIFE COMPANY

By:	/s/[ILLEGIBLE]

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and	Form Number and Name of Contract
Date Established by Board of Directors	Funded by Separate Account

Lincoln Benefit Life Variable Annuity Account	1940 Act Separate
Registration Number: 811-7924

Established: August 3, 1992	Contract Name:
LBL Premier Planner Variable Annuity

Contract Form Number:
VAP9950

Contract Name:
LBL Advantage Variable Annuity

Contract Form Number:
VAP0100

AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of this 19th day of December, 2002, by and among LINCOLN BENEFIT LIFE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Dean Witter Universal Funds, Inc.) (the “Fund”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Dean Witter Investment Management Inc.) (the “Adviser”).

WHEREAS, the Company, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) (“MSI”) have entered into a Participation Agreement dated as of September 30, 1999, as such agreement may be amended from time to time (the “Participation Agreement”); and

WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

1.                                               Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A

2.                                               Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

3.                                               Except as provided herein, the Participation Agreement shall remain in full force and effect.  This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.  In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

4.                                               This Amendment may be amended only by written instrument executed by each party hereto.

5.                                               This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

LINCOLN BENEFIT LIFE COMPANY

By:	/s/ Timothy N. Vander Pas
	Name:	Timothy N. Vander Pas
	Title:	Assistant Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:
Name:
Title:

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Lincoln Benefit Life Variable Annuity Account	LBL Premier Planner VA
(Established August 3, 1992)	VAP9940

LBL Advantage VA
VAP0100

Lincoln Benefit Life Variable Life Account	LBL Consultant Accumulator
(Established May 17, 1990)	VUL0220

LBL Consultant Protector
VUL0230

A-1

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

High Yield Portfolio – Class I Shares

Mid Cap Growth Portfolio – Class I Shares

Mid Cap Value Portfolio – Class I Shares

U.S. Real Estate Portfolio – Class I Shares

B-1

AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of this 26th day of February, 2003, by and among LINCOLN BENEFIT LIFE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Dean Witter Universal Funds, Inc.) (the “Fund”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Dean Witter Investment Management Inc.) (the “Adviser”).

WHEREAS, the Company, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) (“MSI”) have entered into a Participation Agreement dated as of September 30, 1999, as such agreement may be amended from time to time (the “Participation Agreement”); and

WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

WHEREAS, the Company, the Fund and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule B hereto available under the Participation Agreement; and

WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

1.                                               Schedule A of the Participation Agreement is deleted and replaced·in its entirety with the attached Schedule A.

2.                                               Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

3.                                               All references in the Participation Agreement to “shares” of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B.

4.                                               The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following:  “The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.”

5.                                               Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.  In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

6.                                               This Amendment may be amended only by written instrument executed by each party hereto.

7.                                               This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

LINCOLN BENEFIT LIFE COMPANY

By:	/s/ Timothy N. Vander Pas
	Name:	Timothy N. Vander Pas
	Title:	Assistant Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ Stefanie Chang Yu
	Name:	Stefanie Chang Yu
	Title:	Vice President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Stefanie Chang Yu
	Name:	Stefanie Chang Yu
	Title:	Executive Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Lincoln Benefit Life	LBL Premier Planner VA
Variable Annuity Account	VAP0100
(Established August 3, 1992)
LBL Advantage VA
VAP9940

Lincoln Benefit Life	LBL Consultant Accumulator
Variable Life Account	VUL0220
(Established May 17, 1990)
LBL Consultant Protector
VUL0230

A-1

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

Class I Shares

High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares

U.S. Mid Cap Core Portfolio - Class I Shares

U.S. Real Estate Portfolio - Class I Shares

Class II Shares

U.S. Real Estate Portfolio - Class II Shares

B-1

AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of this 1st day of January, 2004, by and among LINCOLN BENEFIT LIFE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Dean Witter Universal Funds, Inc.) (the “Fund”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Dean Witter Investment Management Inc.) (the “Adviser”).

WHEREAS, the Company, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) (“MSI”) have entered into a Participation Agreement dated as of September 30, 1999, as such agreement may be amended from time to time (the “Participation Agreement”); and

WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

WHEREAS, the Company, the Fund and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule B hereto available under the Participation Agreement; and

WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

1.                                                     Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

2.                                                      Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

3.                                                     All references in the Participation Agreement to “shares” of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B.

4.                                                     Tue text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: “The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule l 2b- l , then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.”

5.                                                      Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

6.                                                      This Amendment may be amended only by written instrument executed by each party hereto.

7.                                                     This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

LINCOLN BENEFIT LIFE COMPANY

By:	/s/ Timothy N. Vander Pas
Name: Timothy N. Vander Pas
Title: Assistant Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ Ronald E. Robison
Name: Ronald E. Robison
Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Ronald E. Robison
Name: Ronald E. Robison
Title: Managing Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Lincoln Benefit Life Variable Annuity	LBL Premier Planner Variable Annuity
Account (Established August 3, 1992)	(VAP9950)

LBL Advantage Variable Annuity
(VAP0100)

Consultant Solutions Classic (VAP 0310)

Consultant Solutions Plus (VAP 0320)

Consultant Solutions Elite (YAP 0330)

Consultant Solutions Select (VAP 0340)

Investor Select VA (YAP 9330F)

Consultant I VA (VAP 9830)

Consultant II VA (VAP 9840)

Lincoln Benefit Life	Consultant Accumulator (VUL0220)
Variable Life Account
(Established May 17, 1990)	Consultant Protector (VUL0230)

Investor Select YUL (YUL 9390F)

Consultant VUL (YUL 9800)

Consultant SL (VUL 9900)

A-1

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

Class I Shares

High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares

U.S. Mid Cap Value Portfolio - Class I Shares

U.S. Real Estate Portfolio - Class I Shares
Equity Growth - Class I Shares

Class II Shares

Equity Growth Portfolio - Class II Shares

U.S. Real Estate Portfolio - Class II Shares

B-1

January 1, 2004

Lincoln Benefit Life Company
c/o Allstate Financial

3100 Sanders Road, M2A

Northbrook, IL 60062

Attention: Timothy N. Vander Pas

Dear Mr. Vander Pas:

As you know, we have entered into a participation agreement among The Universal Institutional Funds, Inc. (the “Fund”), Morgan Stanley & Co. Incorporated, Morgan Stanley Investment Management Inc. and Lincoln Benefit Life Company, a wholly-owned subsidiary of Allstate Financial (“Allstate”), (the “Company”), dated September 30, 1999, as may be amended from time to time (the “Participation Agreement”), providing for the purchase by the Company of shares of certain series of the Fund (“Portfolios”) on behalf of its separate account(s) to fund certain variable life and annuity contracts (“Contracts”), each as specified in the Participation Agreement.

As consideration for various fund-related administrative services that the Company will provide in connection with the issuance of the Contracts (“Administrative Services”), we will pay to the Company, during the term of the Participation Agreement, an annual fee that is comprised of the following three components:

Component 1

An annual fee equal to 0.20% of the first $100 million of LBL Class I Assets, plus 0.25% of LBL Class I Assets greater than $100 million; where “LBL Class I Assets” are defined as the average daily net assets invested in Class I Shares of the then offered Portfolios under the Contracts identified in the Participation Agreement (excluding all assets invested during the guarantee (free look) periods available under the Contracts).

** All assets invested under Contracts that are ‘‘proprietary” Morgan Stanley Contracts shall not be included for purposes of computing this Component 1.

Component 2

An annual fee equal to either 0.15%, 0.20% or 0.25% (the “Class II Rate”) of LBL Class II Assets;

where:

(a)         “LBL Class II Assets” are defined as the average daily net assets invested in Class II Shares of the Equity Growth Portfolio and U.S. Real Estate Portfolio of the Fund under the LBL Advantage Variable Annuity Contract (VAPO 100), Consultant Solutions Classic Contract (VAP 0310), Consultant Solutions Plus Contract (VAP 0320), Consultant Solutions Elite Contract (VAP 0330) and Consultant Solutions Select Contract (VAP 0340) pursuant to the Participation Agreement (excluding all assets invested during the guarantee (free look) periods available under the Contracts); and

(b)        The Class II Rate is determined as follows - (i) 0.15% if Allstate Combined Assets (as defined below) are less than $200 million, (ii) 0.20% if Allstate Combined Assets are greater than or equal to $200 million but less than or equal to $750 million, or (iii) 0.25% if Allstate Combined Assets are greater than $750 million; and

(c)         “Allstate Combined Assets” shall include (i) the average daily net assets invested in Class I and Class II Shares of the Portfolios of the Fund pursuant to the Participation Agreement, (ii) the average daily net assets invested in Class I and Class II Shares of the Portfolios of the Fund pursuant to the Participation Agreement between the Fund and Allstate Life Insurance Company of New York, dated April 15, 1998, as amended (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (iii) the average daily net assets invested in Class I and Class II Shares of the Portfolios of the Fund pursuant to the Participation Agreement between the Fund and Allstate Life Insurance Company, dated October 1, 2001, as amended (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (iv) the average daily net assets invested in Class I and Class II Shares of the Portfolios of the Fund pursuant to the Participation Agreement between the Fund and Glenbrook Life and Annuity Company, dated November 16, 1998, as amended (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (v) the average daily net assets invested in Class I and Class II Shares of the Portfolios of Van Kampen Life Investment Trust (“LIT”) pursuant to the Participation Agreements between LIT and the Company, dated August 16, 2001 as amended (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (vi) the average daily net assets invested in Class I and Class II Shares of the Portfolios of LIT pursuant to the Participation Agreements between LIT and Allstate Life Insurance Company of New York, dated March 26, 1998 and June 18, 2001, respectively, each as amended (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (vii) the average daily net assets invested in Class I and Class II Shares of the Portfolios of LIT pursuant to the Participation Agreement between LIT and Allstate Life Insurance Company, dated June 27, 1999 and October 1, 2001, respectively, each as amended, (excluding all assets invested during the guarantee (free look) periods available under the Contracts), (viii) the assets of the LSA Aggressive Growth Fund sub-advised by Van Kampen Asset Management Inc., (ix) the assets of the LSA Mid Cap Value Fund sub-advised by Van Kampen Asset Management Inc., and (x) the assets of the LSA Equity Growth Fund subadvised by Morgan Stanley Investment Management Inc.; and

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(d)         The Class II Rate will apply for the period that the Allstate Combined Assets fall within the asset levels described in paragraph (b) above.

** All assets invested under Contracts that are “proprietary” Morgan Stanley Contracts shall not be included for purposes of computing this Component 2.

Component 3

An annual fee at the following annual rates based on the average daily net assets invested in Class II Shares of the applicable Portfolio(s) under the Contracts identified in the Participation Agreement (excluding all assets invested during the guarantee (free look) periods available under the Contracts):

Equity Growth Portfolio (Class II Shares) - 0.25%

U.S. Real Estate Portfolio (Class II Shares) - 0.25%

We acknowledge that the Administrative Services to be provided by the Company (such as shareholder communication, record keeping and postage expenses) are ones for which we, or our affiliates, as investment adviser and administrator to the Fund, would otherwise bear the cost directly. Payment will be made on a quarterly basis during the month following the end of each calendar quarter and shall be prorated for any portion of such period during which this letter agreement is in effect for less than the full quarter. The fee will be calculated based on the average daily net assets invested in Class I and Class II Shares of the applicable Portfolio(s) under the Contracts over a calendar quarter (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the quarter).

The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to such services. The Company further agrees to provide copies of any such records maintained and preserved, as reasonably requested by us or our representatives, to enable us or the Fund to monitor and review the Administrative Services provided by the Company, or comply with any request of the Board of the Fund, or a governmental body or a self regulatory organization.

This letter agreement may be amended only upon mutual consent of the parties hereto in writing and will terminate: (i) upon mutual agreement of the parties hereto, (ii) upon thirty (30) days advance written notice by either party delivered to the other party, or (iii) automatically upon the termination of the Participation Agreement.

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If you agree to the foregoing, please sign the enclosed copies of this letter and return them to Stefanie Chang Yu at Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020.

Sincerely,

Morgan Stanley Investment Management Inc.

By:	/s/ Ronald E. Robison
Name:	Ronald E. Robison
Title:	Managing Director

AGREED and ACCEPTED:

Lincoln Benefit Life Company

By:	/s/ Timothy N. Vander Pas
Name:	Timothy N. Vander Pas
Title:	Assistant Vice President

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